Exhibit 99.2

UNIVERSAL INSURANCE HOLDINGS, INC. ANNOUNCES THAT UPCIC HAS RECEIVED APPROVAL TO WRITE PROPERTY AND CASUALTY INSURANCE IN MARYLAND

Fort Lauderdale, FL, November 23, 2010 - Universal Insurance Holdings, Inc. (“Company”) (NYSE Amex:  UVE) announced that its subsidiary Universal Property & Casualty Insurance Company (UPCIC) has received approval from the Maryland Insurance Administration (MIA) to write property and casualty insurance in the state of Maryland.  UPCIC anticipates writing new business in Maryland following approval of its rates and forms by the MIA.

About Universal Insurance Holdings, Inc.
Universal Insurance Holdings, Inc. is a vertically integrated insurance holding company, which through its subsidiaries, covers substantially all aspects of insurance underwriting, distribution, claims processing and exposure management. Universal Property & Casualty Insurance Company (UPCIC), a wholly owned subsidiary of the Company, is one of the five leading writers of homeowners’ insurance in Florida and is now fully licensed and has commenced its operations in Hawaii, North Carolina and South Carolina. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing.  Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements.  For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2009 and the Form 10-Q for the quarter ended September 30, 2010.

Investor Contact:
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com.